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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Post-Effective Amendment No. 45 to the Registration Statement (Form N-1A) (No. 33-40991) of Delaware Pooled Trust of our reports dated December 6, 2002, included in the 2002 Annual Reports to shareholders.




Philadelphia, Pennsylvania
November 19, 2003